           Exh. 10-a

Agreement on Joint Development

of Zhouyuan Building Project

Party A: Jixi Xingcheng Real Estate Development Ltd.

Party B: Shandong Zhouyuan Seed Inc.

Both parties negotiate to reach the following agreement on the principles of fairness, reasonableness, joint investment and profit sharing.

I.

Party A has reached the agreement on joint development of Zhouyuan Building Project with Party B at an investment fair organized by Laizhou Bureau of Education and Sports.

II.

Total investment of the project will be about RMB 50 million yuan.

III.

Party A shall be responsible for:

1.

Providing development qualifications and business license certified by nation-level bodies.

2.

Investment and management of project development and construction.

3.

Development and sales of the units.

4.

Tax payment according to laws and requirements of local taxation department.

IV.

Party B shall be responsible for:

1.

Make the investment in the form of the office buildings and land of Zhouyuan Seed Inc., with a land certificate numbered 102131387 and a property right certificate numbered 2002016225.

2.

Handling relations with the neighbors of the project.

3.

Helping Party A complete related administrative procedures for project development, and offering certificates including Land Certificate and Property Certificate.

V.

Mutual Responsibilities of Both Parties: This project shall be implemented to avoid appeals by swapping old houses for new houses per original area and appropriately solving light blocking suffered by residents of the buildings on the north of the building(s) to be built.

VI.

Both parties shall determine the way of profit sharing and the proportion of profit according to their respective investment, after completion of planning and design proposals.

VII.

Both parties shall negotiate to settle the issues not mentioned herein.

Party A: Jixi Xingcheng Real Estate Development Ltd.

Legal Person: Zhu Yuling

Date: May 16, 2007

Party B: Shandong Zhouyuan Seed Inc.

Legal Person: Wang Zhigang

Date: May 16, 2007